Exhibit 10.82

GLEACHER & COMPANY, INC.

2007 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) confirms the grant on February 15, 2012 (the “Grant Date”) by Gleacher & Company, Inc., a Delaware corporation (the “Company”), to John Griff (“Employee”) of shares of restricted stock (the “Restricted Shares”), as follows:

Number Granted:  625,000 Restricted Shares

How Restricted Shares Vest:  33-1/3% of the Restricted Shares, if not previously forfeited, will vest on the first anniversary of the Grant Date, 33-1/3% of the Restricted Shares, if not previously forfeited, will vest on the second anniversary of the Grant Date and 33-1/3% of the Restricted Shares, if not previously forfeited, will vest on the third anniversary of the Grant Date, provided that Employee continues to be employed by the Company or a subsidiary on each such vesting date (each, a “Stated Vesting Date”).  The terms “vest” and “vesting” mean that the Restricted Shares have become non-forfeitable.  If Employee has a Termination of Employment (as defined in Section 7 of the Terms and Conditions) prior to the Stated Vesting Date and the Restricted Shares are not otherwise vested by that date, the Restricted Shares will be immediately forfeited except as otherwise provided in Section 2 of the Terms and Conditions of Restricted Stock attached hereto (the “Terms and Conditions”).

Transferability:  Restricted Shares granted hereunder will not be transferable by Employee in any manner until the Shares become vested in accordance with this Agreement and Section 2 of the Terms and Conditions, at which time the Shares will cease to be Restricted Shares.  The transfer agent for the Company will be instructed (i) to issue any certificates representing such Restricted Shares with appropriate legends and (ii) not to process any transfers of such Restricted Shares unless, and only to the extent that, it has been notified by the Company that some or all of the Restricted Shares have become vested.

The Restricted Shares are subject to the terms and conditions of the Company’s 2007 Incentive Compensation Plan (the “Plan”) and this Agreement, including the Terms and Conditions attached hereto.  The number and kind of Restricted Shares and other terms relating to the Restricted Shares are subject to adjustment in accordance with Section 3(c) of the Terms and Conditions and Section 5.3 of the Plan.

Employee acknowledges and agrees that (i) the Restricted Shares are nontransferable, (ii) the Restricted Shares may be subject to forfeiture in accordance with Section 2 of the Terms and Conditions and (iii) sales of Shares following vesting will be subject to the Company’s policies regulating trading by employees.

IN WITNESS WHEREOF, GLEACHER & COMPANY, INC. has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, by which each has agreed to the terms of this Agreement, including the Terms and Conditions attached hereto.

Employee:	GLEACHER & COMPANY, INC.

/s/ John Griff	By:	/s/ Thomas J. Hughes
John Griff		Thomas J. Hughes

TERMS AND CONDITIONS OF RESTRICTED STOCK

The following Terms and Conditions apply to the Restricted Shares granted to Employee by Gleacher & Company, Inc. (the “Company”), and Restricted Shares (if any) resulting from certain dividends, as specified in Section 3(b) of these Terms and Conditions.  Certain terms of the Restricted Shares, including the number of Restricted Shares granted and vesting date(s) are set forth in the Agreement.

1.                                       GENERAL.  The Restricted Shares are granted to Employee under the Company’s 2007 Incentive Compensation Plan (the “Plan”).  A copy of the Plan and information regarding the Plan, including documents that constitute the “Prospectus” for the Plan under the Securities Act of 1933, can be obtained from the Company upon request.  All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein.  Capitalized terms used in the Agreement and these Terms and Conditions but not defined herein shall have the same meanings as in the Plan.  If there is any conflict between the provisions of the Agreement and these Terms and Conditions and mandatory provisions of the Plan, the provisions of the Plan govern, otherwise, these Terms and Conditions shall prevail.  By accepting the grant of the Restricted Shares, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Company’s Executive Compensation Committee (the “Committee”) made from time to time, provided that no such Plan amendment, rule or regulation or Committee decision or determination shall, without the consent of an affected Participant, materially impair the rights of the Employee with respect to the Restricted Shares.

2.                                       TERMINATION PROVISIONS.  The following provisions will govern the vesting and forfeiture of Restricted Shares in the event of Employee’s Termination of Employment:

(a)                                  Death or Disability.  In the event of Employee’s Termination of Employment due to death or Disability, the then-outstanding Restricted Shares not vested at the date of such Termination of Employment will become fully vested on the date on which a Release Agreement (as defined in Section 7) becomes effective in accordance with its terms; provided, however, that if the Release Agreement is not executed by Employee (or his or her estate or legal representative) or is revoked prior to becoming effective, the portion of the then-outstanding Restricted Shares not vested on the date of such Termination of Employment will be forfeited.

(b)                                 Termination of Employment by Company without Cause.  In the event of Employee’s Termination of Employment by the Company without Cause, the then-outstanding Restricted Shares not vested at the date of such Termination of Employment will become fully vested on the date on which the Release Agreement becomes effective in accordance with its terms; provided, however, that if the Release Agreement is not executed by Employee or is revoked prior to becoming effective, the portion of the then-outstanding Restricted Shares not vested on the date of such Termination of Employment will be forfeited.

(c)                                  All Other Terminations of Employment.  In the event of Employee’s Termination of Employment for any reason or under any circumstances other than those specified in Sections 2(a) and 2(b) above, the then-outstanding Restricted Shares not vested at the date of such Termination of Employment will be immediately forfeited.

3.                                       SHAREHOLDERS RIGHTS, DIVIDENDS AND ADJUSTMENTS.

(a)                                  Voting Rights.  Employee will be entitled to exercise all voting rights with respect to the Restricted Shares.

(b)                                 Dividends.  Dividends will be credited on Restricted Shares (other than Restricted Shares that, at the relevant record date, previously have been vested or forfeited) and deemed reinvested in additional Restricted Shares, to the extent and in the manner as follows:

(i)                                     Cash Dividends.  If the Company declares and pays an ordinary dividend or distribution on Shares in the form of cash, then a cash amount shall be credited to Employee as of the payment date for such ordinary dividend or distribution to holders of Shares generally equal to the number of Restricted Shares held by Employee as of the record date for such ordinary dividend or distribution multiplied by the cash amount of the dividend or distribution paid with respect to an outstanding Share at such dividend payment date.  If the Company declares and pays an extraordinary dividend or distribution on Restricted Shares in the form of cash, then a number of additional Restricted Shares shall be credited and granted to Employee as of the payment date for such extraordinary dividend or distribution equal to the number of Restricted Shares credited to Employee as of the record date for such extraordinary dividend or distribution multiplied by the cash amount of the dividend or distribution paid on each outstanding Share at such payment date, divided by the Fair Market Value of a Share at the date of such crediting.

(ii)                                  Stock Dividends.  If the Company declares and pays a dividend or distribution on Shares in the form of additional Shares that does not otherwise result in an adjustment pursuant to Section 5.3 of the Plan as provided in Section 3(c) below, then a number of additional Restricted Shares shall be credited and granted to Employee as of the payment date for such dividend or distribution equal to the number of Restricted Shares credited to the Employee as of the record date for such dividend or distribution multiplied by the number of additional Shares actually paid as a dividend or distribution with respect to an outstanding Share at such dividend payment date.

(c)                                  Adjustments.  The number of Restricted Shares credited to Employee shall be appropriately adjusted as determined by the Committee (in its sole discretion) to be necessary and appropriate in order to prevent dilution or enlargement of Employee’s rights with respect to Restricted Shares or to reflect any changes in the number of outstanding Shares resulting from any event referred to in Section 5.3 of the Plan, taking into account any Restricted Shares credited to Employee in connection with such event under Section 3(b) hereof.

(d)                                 Risk of Forfeiture and Settlement of Cash Dividends and Restricted Shares Resulting from Stock Dividends, Extraordinary Cash Dividends and Adjustments.  Ordinary dividends or distributions on Shares in the form of cash that are credited to an Employee in respect of a Restricted Share granted hereunder shall be subject to the same risk of forfeiture as applies to the granted Restricted Share and, if not forfeited, will become vested at the same time and subject to the same conditions as the granted Restricted Share and paid as soon as reasonably practicable after the date of vesting (and in no event later than March 15 of the calendar year immediately following the calendar year in which such vesting date occurs).  Restricted Shares which directly or indirectly result from stock dividends on a Restricted Share granted hereunder and which do not result from a dividend or distribution on Shares in the form of cash, shall be subject to the same risk of forfeiture as applies to the granted Restricted Share and, if not forfeited, will become vested at the same time and subject to the same conditions as the granted Restricted Share.  Restricted Shares which directly or indirectly result from an extraordinary dividend or distribution on Shares in the form of cash or adjustments to a Restricted Share granted hereunder, shall, unless otherwise determined by the Company at the time of such extraordinary dividend or distribution or adjustment, be subject to the same risk of forfeiture as applies to the granted Restricted Share and, if not forfeited, will become vested at the same time and subject to the same conditions as the granted Restricted Share.

4.                                       EMPLOYEE REPRESENTATIONS AND WARRANTIES.  As a condition to any non-forfeiture of the Restricted Shares at or after Termination of Employment and to any vesting of the Restricted Shares, in addition to the Employee’s execution of the Release Agreement, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation.

5.                                       OTHER TERMS RELATING TO RESTRICTED SHARES.

(a)                                  Deferral of Vesting.  No vesting of a Restricted Share may be deferred hereunder.

(b)                                 Fractional Restricted Shares and Shares.  The number of Restricted Shares credited or granted to Employee shall not include fractional Restricted Shares unless otherwise determined by the Committee.

(c)                                  Tax Withholding.  Employee shall make arrangements satisfactory to the Company, or, in the absence of such arrangements, a Group Entity may deduct from any payment to be made to Employee any amount necessary, to satisfy requirements of federal, state, local, or foreign tax law to withhold taxes or other amounts with respect to the lapse of the risk of forfeiture with respect to Restricted Shares and the payment of any related dividend payments.  Unless Employee has made separate arrangements satisfactory to the Company, the Company may elect to withhold unrestricted Shares deliverable upon vesting of the Restricted Shares having a fair market value (as determined by the Committee consistent with the Plan) equal to the minimum amount (and not any greater amount) of such tax liability required to be withheld in connection with such vesting of the Restricted Shares and the payment of any related dividend payments, but the Company shall not be obligated to withhold such Shares.

6.                                       MISCELLANEOUS.

(a)                                  Binding Agreement; Written Amendments.  This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the Restricted Shares, and supersede any prior agreements or documents with respect thereto.  No amendment, alteration, suspension, discontinuation, or termination of this Agreement which may impose any additional obligation upon the Company or materially impair the rights of Employee with respect to the Restricted Shares shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Employee.

(b)                                 No Promise of Employment.  The Restricted Shares and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation.

(c)                                  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

(d)                                 Legal Compliance.  Employee agrees to take any action the Company reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the NASDAQ Global Market or any other stock exchange, or any other obligation of the Company or Employee relating to the Restricted Shares or this Agreement.  Employee agrees and consents to the Company’s application. implementation and enforcement of any recoupment or clawback policy established by the Company that may apply to Employee and any provision of applicable law relating to forfeiture, cancellation, rescission, payback or recoupment of compensation.

(e)                                  Notices.  Any notice to be given the Company under this Agreement shall be addressed to the Company at 1290 Avenue of the Americas, New York, New York 10104, Attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee’s address as then appearing in the records of the Company.

7.                                       CERTAIN DEFINITIONS.  The following definitions apply for purposes of this Agreement.  Except with respect to “Cause,” such definitions shall apply whether or not Employee has an employment agreement or other agreement with a Group Entity that contains the same or similar defined terms:

(a)                                  “Cause” means “Cause” as defined in the Plan, except that if Employee is a party to any employment, non-competition or similar agreement with any Group Entity as of the Grant Date, “Cause” shall have the meaning in such agreement.

(b)                                 “Disability” has the meaning ascribed to it in the Company’s long-term disability plan as in effect from time to time.

(c)                                  “Group Entity” means either the Company or any of its subsidiaries and affiliates.

(d)                                 “Release Agreement” means the release and settlement agreement in such form as may be requested by the Company providing for (i) a release of claims by Employee, (ii) restrictive covenants prohibiting Employee from (A) disclosing confidential information, (B) disparaging any Group Entity and the persons employed by or associated therewith and (C) for 12 months following the date of Employee’s Termination of Employment, soliciting and hiring Group Entity employees, and soliciting clients and customers of the Group Entities, and (iii) such other terms as the Company determines, including remedies for the breach of the restrictive covenants.

(e)                                  “Termination of Employment” means the event by which Employee ceases to be employed by a Group Entity and immediately thereafter is not employed by any other Group Entity.